EXHIBIT 99.1

Ark Restaurants Announces Financial Results for the
First Quarter of 2016

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – February 12, 2016 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended January 2, 2016.

Total revenues for the three-month period ended January 2, 2016 were $36,109,000 versus $33,359,000 for the three months ended December 27, 2014. The three-month period ended January 2, 2016 includes revenues of: (i) $760,000 related to our Rustic Inn property in Jupiter, FL which was opened on January 26, 2015, (ii) $876,000 related to Shuckers in Jensen Beach, FL which was acquired on October 22, 2015, and (iii) $901,000 related to the Southwest Porch in Bryant Park, NY which was opened on July 1, 2015. The three-month period ended December 27, 2014 includes revenues of $642,000 related to three properties closed during or subsequent to the quarter due to lease expirations.

Company-wide same store sales increased 1.9% for the three-month period ended January 2, 2016 compared to the same three month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period January 2, 2016 was $1,781,000 versus $2,331,000 during the same three-month period last year. Net income for the three-month period ended January 2, 2016 was $321,000, or $0.09 per basic and diluted share, compared to $722,000, or $0.21 per basic and diluted share, for the same three-month period last year.

The decrease of $550,000 in EBITDA, as adjusted for non-cash stock option expense and non-controlling interests, resulted primarily from higher than expected operating payrolls due to inefficiencies and labor law changes, transaction costs of approximately $120,000 incurred in connection with the purchase of Shuckers and the closure, due to lease expirations, of three properties in Las Vegas, one in November 2015 and two during our prior fiscal year 2015.

Michael Weinstein, Chief Executive Officer, commented “We are disappointed in the efficiency level of our payrolls and are working with our mangers to address this”.

On October 22, 2015, the Company acquired the assets of Shuckers Inc. (“Shuckers”), a restaurant and bar located at the Island Beach Resort in Jensen Beach, FL, and six condominium units (four of which house the restaurant and bar operations) for a total purchase price of $5,650,000. The acquisition was financed with a bank loan in the amount of $5,000,000 and cash from operations. The Consolidated Condensed Statement of Operations for the 13-week ended January 2, 2016 includes revenues and earnings of approximately $876,000 and $110,000, respectively, related to Shuckers.

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As of January 2, 2016 the Company had cash and cash equivalents totaling $5,880,000. The Company has notes payable outstanding, the proceeds of which were used to finance the purchases of membership interests in Ark Hollywood/Tampa Investment, LLC, the purchase of The Rustic Inn in Dania Beach, Florida and the purchase of Shuckers, with an outstanding balance of $9,831,000, net of the unamortized balance of deferred financing costs in the amount of $122,000 at January 2, 2016.

On October 22, 2015, in connection with the Shuckers transaction, the Company also entered into a Credit Agreement (the “Revolving Facility”) with its lender which expires on October 21, 2017 and provides for total availability of the lesser of (i) $10,000,000 and (ii) $20,000,000 less the then aggregate amount of all indebtedness and obligations to the lender. Borrowings under the Revolving Facility will be evidenced by a promissory note (the “Revolving Note”) and will be payable over five years with interest at an annual rate equal to LIBOR plus 3.5% per year. As of January 2, 2016, no additional amounts were outstanding under the Revolving Facility.

Ark Restaurants owns and operates 22 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C. and Las Vegas, NV. Six restaurants are located in New York City, three are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and three are located in Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include two Rustic Inn’s, one in Dania Beach, Florida and one in Jupiter, Florida, Shuckers in Jensen Beach, Florida and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

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ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 week periods ended January 2, 2016 and December 27, 2014

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended
	January 2,	December 27,
	2016	2014

TOTAL REVENUES	$36,109	$33,359

COST AND EXPENSES:

Food and beverage cost of sales	9,592	8,747
Payroll expenses	12,310	10,855
Occupancy expenses	4,545	4,193
Other operating costs and expenses	4,563	4,240
General and administrative expenses	3,328	3,000
Depreciation and amortization	1,138	1,105

Total costs and expenses	35,476	32,140

OPERATING INCOME	633	1,219

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	79	57
Other (income) expense, net	(61)	(57)
Total other income, net	18	—

INCOME BEFORE PROVISION FOR INCOME TAXES	615	1,219

Provision for income taxes	139	342

CONSOLIDATED NET INCOME	476	877

Net income attributable to non-controlling interests	(155)	(155)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$321	$722

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.09	$0.21
Diluted	$0.09	$0.21

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,418	3,378
Diluted	3,517	3,481

EBITDA Reconciliation:
Pre tax income	$615	$1,219
Depreciation and amortization	1,138	1,105
Interest expense, net	79	57
EBITDA (a)	$1,832	$2,381

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$1,832	$2,381
Net (income) loss attributable to non-controlling interests	(155)	(155)
Non-cash stock option expense	104	105
EBITDA, as adjusted	$1,781	$2,331

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.